UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 15, 2009
Emisphere Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-17758	13-3306985

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

240 Cedar Knolls Road, Suite 200,
Cedar Knolls, New Jersey	07927

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 973-532-8000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Ex-10.1 Form of Non-Employee Director Non-Qualified Stock Option Agreement under the 2007 Stock Award and Incentive Plan
Ex-99.1 Press release of Emisphere Technologies, Inc., dated May 19, 2009

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Director
On May 19, 2009, Emisphere Technologies, Inc. (the “Company”) issued a press release announcing the appointment of Franklin M. Berger to the Company’s Board of Directors (the “Board”) on May 15, 2009.
Mr. Berger is a biotechnology industry consultant with over 25 years of experience in capital markets and financial analysis. He served most recently as Senior Investment Manager at Sectoral Asset Management from May 2007 through June 2008. Previously, he was Senior Managing Director, Equity Research and Senior Biotechnology Analyst at J.P. Morgan Securities, Inc. from May 1998 to March 2003. In this position, he initiated team coverage of 26 biotechnology companies and was responsible for technical, scientific and clinical due diligence as well as company selection. Previously, Mr. Berger served in similar capacities at Salomon Smith Barney and Josephthal & Co. Mr. Berger holds an M.B.A. from the Harvard Graduate School of Business Administration and an M.A. in International Economics and a B.A. in International Relations both from Johns Hopkins University. Mr. Berger also serves on the Board of Director of Seattle Genetics, Inc. (NASDAQ: SGEN), VaxGen, Inc. (OTCBB: VXGN), Isotechnika, Inc. (ISTKF) and Thallion Pharmaceuticals, Inc.
The text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference in its entirety.
Board Compensation
Also on May 15, 2009, the Board adopted a new compensation structure for non-employee members of the Board and its committees. Non-employee members of the Board shall receive an annual retainer of $35,000, payable quarterly in cash, and an annual stock option grant of 40,000 options to purchase shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”). The annual stock option grants are to be granted annually on the date of the annual meeting of stockholders of the Company. The director must be an eligible director on the dates the retainers are paid and the stock options are granted. The options subject to the annual stock option grant vest over three years in equal amounts on each anniversary of the grant date provided the director continuously serves as a director from the grant date through such vesting date, subject to accelerated vesting upon a change in control of the Company.
In the future, newly appointed directors shall receive an initial stock option grant on the date of appointment of 50,000 options to purchase shares of Common Stock. The options subject to the initial stock option grant would vest over three years in equal amounts on each anniversary of the grant date provided the director continuously serves as a director from the grant date through such vesting date, subject to accelerated vesting upon a change in control of the Company.
Additional committee and chairperson fees are to be paid quarterly as follows:
$10,000 audit committee chairperson fee;
$2,500 audit committee member fee;
$5,000 compensation committee chairperson fee;
$1,000 compensation committee member fee;
$2,500 governance and nominating committee chairperson fee; and
$500 governance and nominating committee member fee.
The director must be an eligible director on the dates such fees are paid.
Option Grants to Non-Employee Directors
In connection with the new Board compensation structure, on May 15, 2009, each non-employee member of the Board was granted a special one-time stock option grant of 50,000 options to purchase shares of the Company’s Common Stock. Such option grants were made under the Company’s 2007 Stock Award and Incentive Plan (the “2007 Plan”) pursuant to a stock option award agreement which is attached hereto as Exhibit 10.1. The options subject to the annual stock option grant have an exercise price equal to the closing price for the Company’s Common Stock as listed on the Nasdaq Capital Market on May 15, 2009 and vest over three years in equal amounts on each anniversary of the grant date provided the director continuously serves as a director from the grant date through such vesting date, subject to accelerated vesting upon a change in control of the Company.
Length of Service and Special Committee Grants
On May 15, 2009, Messrs. Moch and Berger, who serve on a special committee of the Board, each received a one-time special stock option grant of 25,000 shares of Common Stock and a one-time fee of $10,000. Also on May 15, 2009, Messrs. Weiser, Harkey and Rachesky received a one-time special stock option grant of 25,000 shares of Common Stock and a one-time fee of $10,000 in recognition for their length of service on the Board. Such option grants were made under the Company’s 2007 Plan pursuant to a stock option award agreement which is attached hereto as Exhibit 10.1. The options subject to the special stock option grants have an exercise price equal to the closing price for the Company’s Common Stock as listed on the Nasdaq Capital Market on May 15, 2009 and vest over three years in equal amounts on each anniversary of the grant date provided the director continuously serves as a director from the grant date through such vesting date, subject to accelerated vesting upon a change in control of the Company.
Special Bonus to President and Chief Executive Officer

On May 15, 2009, the Board of the Company, upon the recommendation of the compensation committee of the Board, granted 300,000 options to purchase common stock, par value $0.01 per share, to Michael Novinski as President and Chief Executive Officer as a special bonus in 2009. Such option grant was made under the Company’s 2007 Plan. The options subject to such stock option grant have an exercise price equal to the closing price for the Company’s Common Stock as listed on the Nasdaq Capital Market on May 15, 2009 and vest in equal installments of 100,000 options on the date of grant, on December 31, 2009 and on December 31, 2010. The Board also approved a cash bonus of $150,000 to be paid to Mr. Novinski upon the successful completion of a financing by the Company in 2009 where the Company would receive in excess of $8 million.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description
10.1	Form of Non-Employee Director Non-Qualified Stock Option Agreement under the 2007 Stock Award and Incentive Plan

99.1	Press release of Emisphere Technologies, Inc., dated May 19, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emisphere Technologies, Inc.
May 21, 2009	By:	/s/ Michael R. Garone
		Name:	Michael R. Garone
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Form of Non-Employee Director Non-Qualified Stock Option Agreement under the 2007 Stock Award and Incentive Plan

99.1	Press release of Emisphere Technologies, Inc., dated May 19, 2009